                                                                      EXHIBIT 99


                          [THE BANC CORPORATION LOGO]


            THE BANC CORPORATION ANNOUNCES FIRST QUARTER 2005 RESULTS


         BIRMINGHAM, ALABAMA, APRIL 28, 2005: The Banc Corporation (NASDAQ-NMS:
TBNC) announced today its 2005 first quarter results of operations. The Banc Corporation reported a net loss for the quarter ended March 31, 2005 of $8.0 million, or $.44 per share on both a basic and diluted basis compared to net income of $1.2 million or $.07 per share on both a basic and diluted basis during the first quarter of 2004.

         The Banc Corporation also announced its first quarter pro forma results of operations after the identification of certain nonoperating charges related to the management changes which occurred in the first quarter of 2005, the recognition of losses in the investment portfolio and losses from the sale of certain assets. The Banc Corporation's pro forma after-tax results of operations before these nonoperating charges and (losses) gains, and the after-tax nonoperating charges and (losses) gains for the quarters ended March 31, 2005 and 2004 are as follows:

                                                  For the Period Ended
                                                       March 31,
                                               (In thousands, except per
                                                      share data)
                                               ---------------------------
                                                   2005          2004
                                               -------------  ------------
Pro forma earnings (after-tax)                 $         579  $        516

Nonoperating items (after-tax):
    (Loss) gain on sale of assets                       (224)          466
    Investment  portfolio (losses) gains                (573)          246
    Management separation charges                     (7,798)           --
                                               -------------- ------------

Net (loss) income                              $      (8,016) $      1,228
                                               ============== ============

Pro Forma earnings per share
  Basic                                        $        0.03  $       0.03
  Diluted                                      $        0.03  $       0.03

         The Banc Corporation believes that the separate identification of these nonoperating items provides better comparability with its historical financial data and will facilitate improved analysis of future earnings from operations.

         The management separation charges primarily include severance payments, accelerated vesting of restricted stock and professional fees. The investment portfolio losses were realized as a result of a $50 million sale of bonds in the investment portfolio that will close in April 2005. We reinvested the proceeds in bonds designed to enhance the yield and cash flows of our investment securities portfolio. The new investment securities will be classified as available for sale. The (loss) gain on sale of assets is the result of the sale of the Corporation's aircraft in 2005 and a branch in 2004.

         At March 31, 2005, The Banc Corporation had total assets of $1.43 billion compared to $1.42 billion at December 31, 2004. Loans, net of unearned income, increased $7 million or 0.8% to $942 million at March 31, 2005 from $935 million at December 31, 2004. Investment securities decreased $23 million, or 8.2% to $265 million at March 31, 2005 from $288 million at December 31, 2004. Deposits increased 1.1% to $1.08 billion at March 31, 2005 from $1.07 billion at December 31, 2004.

         During the quarter ended March 31, 2005, The Banc Corporation provided $750,000 to the allowance for loan losses. Net charge-offs for the quarter 2005 were $336,000. The allowance for loan losses at March 31, 2005 was $13.0 million or 1.37% of loans, net of unearned income compared to $12.5 million or 1.34% of loans, net of unearned income at December 31, 2004. Non-performing assets ("NPA's") declined to 1.06% of total loans plus NPA's as of March 31, 2005 compared to 1.32% of total loans plus NPA's as of December 31, 2004.

         The Banc Corporation is a $1.43 billion community bank holding company headquartered in Birmingham, Alabama. The principal subsidiary of The Banc Corporation is The Bank, a southeastern community bank. The Bank has a total of twenty-six branches, with nineteen locations throughout the state of Alabama and seven locations along Florida's eastern panhandle. The Bank also has a loan production office in Montgomery, Alabama.

         Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such "forward looking statements," wherever they occur in this document or in other statements attributable to The Banc Corporation are necessarily estimates reflecting the judgment of The Banc Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in The Banc Corporation's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward looking statements," some of those factors include general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by The Banc Corporation; and changes in the loan portfolio and the deposit base of The Banc Corporation.

         The Banc Corporation disclaims any intent or obligation to update "forward looking statements."

         More information on The Banc Corporation and its subsidiaries may be obtained over the Internet, http://www.thebankmybank.com or by calling 1-877-326-BANK (2265).


FOR MORE INFORMATION CONTACT:

Company Contact: David R. Carter, Executive Vice President & Chief Financial Officer, Tel. # (205) 327-3503

                                   THE BANC CORPORATION
                      UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                        As of and for the Three-Months       As of and for the Year
                                                                              Ended March 31,                  Ended December 31,
                                                                      ---------------------------------      -----------------------
                                                                          2005                 2004                   2004
                                                                      -------------       -------------      -----------------------
SELECTED  AVERAGE  BALANCES:
Total assets                                                          $   1,431,524       $   1,207,600      $            1,296,574
Loans, net of unearned income                                               953,891             858,225                     894,406
Investment securities                                                       283,227             161,854                     207,864
Total interest-earning assets                                             1,277,087           1,071,089                   1,150,361
Noninterest-bearing deposits                                                 95,483              81,250                      88,695
Interest-bearing deposits                                                   989,132             812,289                     881,799
Advances from FHLB                                                          149,312             155,705                     155,994
Federal funds borrowed and security repurchase
  agreements                                                                 49,346              14,314                      25,226
Junior subordinated debentures owed to unconsolidated
  subsidiary trusts                                                          31,959              31,959                      31,959
Total interest-bearing liabilities                                        1,223,694           1,016,295                   1,096,810
Stockholders' Equity                                                        100,918             100,587                     100,915

PER SHARE DATA:
Net income (loss) - basic(1)                                          $      (0.44)       $        0.07   $                    0.04
                  - diluted(1)(2)                                     $      (0.44)       $        0.07   $                    0.04
Weighted average shares outstanding - basic                                  18,406              17,559                      17,583
Weighted average shares outstanding - diluted(2)                             18,406              18,572                      17,815
Common book value per share at period end                             $        4.96       $        5.41   $                    5.31
Tangible common book value per share at period end                    $        4.30       $        4.70   $                    4.62
Preferred shares outstanding at period end                                       62                  62                          62
Common shares outstanding at period end                                      18,757              17,715                      17,750

PERFORMANCE RATIOS AND OTHER DATA:
Return on average assets(3)                                                   (2.27)%              0.41%                       0.09%
Return on average stockholders' equity(3)                                    (32.21)               4.91                        1.18
Net interest margin(3)(4)(5)                                                   3.06                3.35                        3.31
Net interest spread(3)(5)(6)                                                   2.94                3.22                        3.20
Noninterest income to average assets(3)(7)                                     0.68                0.95                        0.82
Noninterest expense to average assets(3)(8)                                    2.97                3.78                        3.52
Efficiency ratio(9)                                                           87.98               96.39                       93.70
Average loan to average deposit ratio                                         87.95               96.05                       92.16
Average interest-earning assets to average
   interest bearing liabilities                                              104.36              105.39                      104.88

ASSETS QUALITY RATIOS:
Allowance for loan losses to nonperforming loans                             183.97%              94.08%                     169.36%
Allowance for loan losses to loans, net of unearned
     income                                                                    1.37                2.68                        1.34
Nonperforming assets("NPA") to loans plus NPA's, net of unearned
     income                                                                    1.06                2.85                        1.32
Nonaccrual loans to loans, net of unearned
     income                                                                    0.74                2.58                        0.68
Net loan charge-offs to average loans(3)                                       0.14                1.20                        1.52
Net loan charge-offs as a percentage of:
   Provision for loan losses                                                  44.80                  --                    1,395.49
   Allowance for loan losses(3)                                               10.52               45.59                      108.47


(1) - Earnings per share for the twelve month period ended December 31, 2004 has been calculated on net income adjusted for the preferred stock dividend of $446,000.

(2) - Common stock equivalents of 1,326,000 and 775,000 were not included in computing diluted earnings per share for the three-month period ended March 31, 2005 and the twelve month period ended December 31, 2004, respectively, because their effects were antidilutive.

(3) -    Annualized for three month periods ended March 31, 2005 and 2004.

(4) -    Net interest income divided by average earning assets.

(5) -    Calculated on a tax equivalent basis.

(6) - Yield on average interest earning assets less rate on average interest bearing liabilities.

(7) - Noninterest income has been adjusted for certain nonrecurring items such as gain on sale of branches and investment security gains(losses).

(8) - Noninterest expense has been adjusted for certain nonrecurring items such as loss on sale of assets and management separation costs.

(9) - Efficiency ratio is calculated by dividing noninterest expense, adjusted for management separation costs and the loss on sale of assets, by noninterest income, adjusted for gain on sale of branches and investment security gains(losses), plus net interest income on a fully tax equivalent basis.

                      THE BANC CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)

                                                                                           AS OF
                                                                       ---------------------------------------------
                                                                                MARCH 31,               DECEMBER 31,
                                                                       ---------------------------------------------
                                                                          2005              2004            2004
                                                                       -----------      -----------     ------------
                                                                       (UNAUDITED)      (UNAUDITED)
ASSETS
Cash and due from banks                                                $    25,018      $    40,192     $     23,489
Interest bearing deposits in other banks                                     8,580           48,460           11,411
Federal funds sold                                                           7,000            9,000           11,000
Investment securities available for sale                                   264,559          170,334          288,308
Mortgage loans held for sale                                                21,991            5,288            8,095
Loans, net of unearned income                                              942,391          844,749          934,868
Less: Allowance for loan losses                                            (12,957)         (22,611)         (12,543)
                                                                       -----------      -----------     ------------
        Net loans                                                          929,434          822,138          922,325
                                                                       -----------      -----------     ------------
Premises and equipment, net                                                 57,452           58,427           60,434
Accrued interest receivable                                                  6,672            5,159            6,237
Stock in FHLB and Federal Reserve Bank                                      11,830           10,249           11,787
Cash surrender value of life insurance                                      38,268           37,115           38,369
Other assets                                                                56,045           42,375           41,673
                                                                       -----------      -----------     ------------

        TOTAL ASSETS                                                   $ 1,426,849      $ 1,248,737     $  1,423,128
                                                                       ===========      ===========     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Noninterest-bearing                                                 $    93,499      $    86,753     $     89,487
   Interest-bearing                                                        985,837          843,820          977,719
                                                                       -----------      -----------     ------------
       TOTAL DEPOSITS                                                    1,079,336          930,573        1,067,206

Advances from FHLB                                                         146,090          156,090          156,090
Federal funds borrowed and security repurchase
  agreements                                                                47,813           14,971           49,456
Notes payable                                                                3,913            1,873            3,965
Junior subordinated debentures owed to unconsolidated
  subsidiary trusts                                                         31,959           31,959           31,959
Accrued expenses and other liabilities                                      18,592           11,184           13,913
                                                                       -----------      -----------     ------------
        TOTAL LIABILITIES                                                1,327,703        1,146,650        1,322,589

Stockholders' Equity
 Convertible Preferred stock, par value $.001 per share;
      authorized 5,000,000 shares; 62,000 shares issued
      and outstanding                                                           --               --               --
   Common stock, par value $.001 per share; authorized
      25,000,000 shares; shares issued 19,020,943, 18,018,202
      and 18,025,932, respectively; outstanding 18,756,632,
      17,714,657 and 17,749,846, respectively                                   19               18               18
   Surplus - preferred                                                       6,193            6,193            6,193
           - common stock                                                   76,324           68,397           68,428
   Retained Earnings                                                        21,575           30,079           29,591
   Accumulated other comprehensive (loss) income                            (2,559)             349           (1,094)
   Treasury stock, at cost                                                    (368)            (430)            (390)
   Unearned ESOP stock                                                      (1,705)          (1,920)          (1,758)
   Unearned restricted stock                                                  (333)            (599)            (449)
                                                                       -----------      -----------     ------------
        TOTAL STOCKHOLDERS' EQUITY                                          99,146          102,087          100,539
                                                                       -----------      -----------     ------------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 1,426,849      $ 1,248,737     $  1,423,128
                                                                       ===========      ===========     ============

                      THE BANC CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                  THREE MONTHS ENDED      YEAR ENDED
                                                                       MARCH 31           DECEMBER 31
                                                                ------------------------  -----------
                                                                    2005         2004        2004
                                                                ------------------------  -----------
                                                                (UNAUDITED)   (UNAUDITED)
INTEREST INCOME
Interest and fees on loans                                      $   14,878    $   13,567  $    56,184
Interest on investment securities
  Taxable                                                            2,925         1,713        8,897
  Exempt from Federal income tax                                        58            15          143
Interest on federal funds sold                                          82            34          202
Interest and dividends on other investments                            243           165          734
                                                                ----------    ----------  -----------

   Total interest income                                            18,186        15,494       66,160

INTEREST EXPENSE
Interest on deposits                                                 6,037         4,277       19,188
Interest on FHLB advances and other borrowings                       1,844         1,666        6,356
Interest on subordinated debentures                                    698           626        2,579
                                                                ----------    ----------  -----------

  Total interest expense                                             8,579         6,569       28,123
                                                                ----------    ----------  -----------

        NET INTEREST INCOME                                          9,607         8,925       38,037

Provision for loan losses                                              750            --          975
                                                                ----------    ----------  -----------

     NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             8,857         8,925       37,062

NONINTEREST INCOME
Service charges and fees on deposits                                 1,112         1,391        5,204
Mortgage banking income                                                446           404        1,664
Investment security (losses) gains                                    (909)          391          (74)
Gain on sale of branches                                                --           739          739
Increase in cash surrender value of life insurance                     351           403        1,643
Other income                                                           477           646        2,090
                                                                ----------    ----------  -----------

    TOTAL NONINTEREST INCOME                                         1,477         3,974       11,266

NONINTEREST EXPENSES
Salaries and employee benefits                                       5,402         5,586       23,481
Occupancy, furniture and equipment expense                           1,981         2,164        8,047
Management separation costs                                         12,377            --           --
Loss on sale of loans                                                   --            --        2,293
Other                                                                3,562         3,602       14,116
                                                                ----------    ----------  -----------

    TOTAL NONINTEREST EXPENSES                                      23,322        11,352       47,937
                                                                ----------    ----------  -----------

        Income(loss) before income taxes                           (12,988)        1,547          391

INCOME TAX (BENEFIT) EXPENSE                                        (4,972)          319         (796)
                                                                ----------    ----------  -----------
        NET (LOSS) INCOME                                       $   (8,016)   $    1,228  $     1,187
                                                                ==========    ==========  ===========

BASIC NET (LOSS) INCOME PER COMMON SHARE                        $    (0.44)   $     0.07  $      0.04
                                                                ==========    ==========  ===========
DILUTED NET (LOSS) INCOME PER COMMON SHARE                      $    (0.44)   $     0.07  $      0.04
                                                                ==========    ==========  ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                          18,406        17,559       17,583
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, ASSUMING DILUTION       18,406        18,572       17,815